                                                                   EXHIBIT 99.1

              COMPANY CONTACT:                   INVESTOR CONTACT:
[TACT LOGO]   Richard D. Falcone, CFO            Joseph M. Zappulla
              TACT                               Wall Street Consultant Corp.
              732-499-8228                       212-681-4100
              rfalcone@tact.com                  jzappulla@wallstreetir.com


THE A CONSULTING TEAM ADDS HEALTHCARE SERVICES EXPERT TO ITS BOARD OF DIRECTORS

NEW YORK, NEW YORK, February 7, 2006 - The A Consulting Team, Inc. ('TACT') (Nasdaq Capital Market: TACX), an IT and Business Process Outsourcing (BPO) services provider to Fortune 1000 Companies, today announced that Rob Dhoble, President of the Diversified Agency Services Healthcare, a unit of Omnicom Group, has joined its board of directors. Mr. Dhoble brings the board membership to five.

Mr. Dhoble leads Omnicom Group's worldwide healthcare services business which supports the brand development and commercialization needs of the pharmaceutical, biotechnology and medical device industries. The group's services are delivered through a worldwide network of specialized agencies, encompassing a variety of disciplines including advertising, public relations, market research and database marketing.

Prior to his current position, Mr. Dhoble served as President of Acuity Health Group, a customer relationship marketing consultancy within Rapp Collins Worldwide, a full service direct marketing agency within Omnicom Group. Prior to joining Omnicom he served as COO of Torre Lazur Healthcare Group, a healthcare communications unit of McCann-Erickson Worldwide. Mr. Dhoble has held a variety of marketing and sales management positions within Lederle Laboratories, Wallace Laboratories and Rorer Pharmaceuticals.

Mr. Dhoble has been featured in leading healthcare industry periodicals including Pharmaceutical Executive, The Economist, Product Management Today, American Demographics, Medical Advertising News, Medical Marketing & Media, and Brandchannel.com. He is a graduate of Temple University .

Commenting on Rob Dhoble's addition to the board of directors, Shmuel BenTov, TACT's President and CEO and Chairman, said, "Rob adds an important dimension to our board's credentials. His marketing, branding and management background in healthcare and the pharmaceutical industry will have a material contribution to the collegial efforts of our board in positioning TACT for growth."

Rob Dhoble added, "TACT has cultivated an impressive list of Fortune 1000 clients over its 20-year history, with an increasing focus on services to the pharmaceutical industry . I look forward to joining TACT's board of directors and to contributing to the firm's business success."


     About TACT

     TACT (Nasdaq Capital Market: TACX) has built a reputation for cutting-edge IT Solutions that is exemplified by its impressive roster of Fortune 1000 customers. TACT focuses on a business-oriented, value-added approach to its end-to-end IT Services and Business Process Outsourcing solutions. For over 20 years, TACT has enabled significant ROI gains in Business Intelligence, Custom Application Development, Strategic Sourcing, Support and Maintenance, Data Supply Chain, Collaboration, Quality Assurance, Project Portfolio Management, and other specific vertical solutions. TACT has offices in New York City, Clark, New Jersey, and Bangalore, India.

More information about TACT(R) can be found at its web site at http://www.tact.com

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts, including those that refer to TACT plans, beliefs and intentions, are "forward-looking statements" that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, TACT's ability to scale its existing and any new businesses. For a more complete description of the risks that apply to TACT's business, please refer to the Company's filings with the Securities and Exchange Commission. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company's Annual Report on Form 10-K with the Securities and Exchange Commission on March 25, 2005.